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                                                                    EXHIBIT 16.1

                                 ARTHUR
                                 ANDERSEN

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                                                 Arthur Andersen LLP

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                                                 33 West Monroe Street
                                                 Chicago, IL 60603-5385

June 29, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated June 28, 1999 of IFX Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP